Exhibit 10.1

AGREEMENT

This Agreement is entered into on the 30th day of January, 2014 (“Effective Date”) by and among Sitel Operating Corporation (“Sitel”); David Garner (“Garner”); NA Liquidating Company, Inc., formerly known as National Action Financial Services, Inc.(“NAL”), and Emory Enterprises, LLC, a limited liability company wholly owned by Garner (“Emory”).

WHEREAS, Garner and NAL entered into that certain Membership Interest Purchase Agreement (“Purchase Agreement”) dated August 1, 2011, among other things, pursuant to which Garner and Emory purchased certain assets of NAL from Sitel; and

WHEREAS, Sitel and Emory were parties to a Support Services Agreement pursuant to which Sitel performs certain transition support services for Emory (“SSA”); and

WHEREAS, Sitel, NAL, Emory and Garner desire to settle certain monetary obligations arising under the Purchase Agreement and the SSA.

NOW, THEREFORE, the parties agree as follows:

1.
In order to settle certain post-closing monetary obligations arising under the Purchase Agreement and SSA (including invoices for IT/CSG IVR services) through the date first set forth above and all future monetary obligations arising under the Purchase Agreement and SSA, as further described on Annex A hereto, Emory and Garner acknowledge the amounts owed and shall pay to Sitel the net sum of $620,034.06 pursuant to the terms of an Amended and Restated Promissory Note and Amended and Restated Stock Pledge Agreement in the forms attached hereto as Annex B. Except as amended herein, the terms of the SSA and the Purchase Agreement shall remain in full force and effect.

2.	Unless otherwise set forth herein, all capitalized terms shall have the meanings set forth in the Purchase Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date shown below but effective as of the date first set forth above.

__/s/ David Garner_____________________
David Garner

Date: 1/30/14__________________________

Sitel Operating Corporation

By: /s/ Patrick Tolbert____________________

Title :Chief Financial Officer & Chief Operating Officer

Emory Enterprises, LLC

By:_/s/ David Garner_____________________

Title:__Manager/Member__________________

NA Liquidating Company, Inc.

By:_/s/ Patrick Tolbert___________

Title: Chief Financial Officer & Chief Operating Officer

Annex A

EMORY/GARNER Due to SITEL
Original Note	$192,935.61 [1]
IT/CSG Services Past Due	$176,110.61
Purchase Payments Past Due	$155,874.96

2012 Reconciling item	$45,576.17

Future Purchase Payments	$242,472.32
$620,034.06
TOTAL	$812,969.67

1 Includes Interest

Annex B

Form of Promissory Note and Stock Pledge Agreement